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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 14, 2001


                           Westbury Metals Group, Inc.
                   -------------------------------------------
               (Exact name of registrant as specified in charter)



     New York                   033-42408                      11-3023099
     --------                   ---------                      ----------
    (State of                  (Commission                   (IRS Employer
   Organization)               File Number)                Identification No.)


750 Shames Drive
Westbury, New York                                                11590
----------------------------------------                          -----
(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone Number, including area code:  (516) 997-8333
                                                     --------------

Former name or former address, if changed since last report:  Not Applicable




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Item 5. Other Events

Press Release

     On February 14, 2001, the Company issued a press release announcing that its shares have ceased trading on the NASDAQ over-the-counter bulletin board (OTCBB) exchange effective with the opening of business on February 14, 2001. The delisting is a result of the Company's failure to file its audited financial statements with the Securities and Exchange Commission. As soon as all financial reports have been filed with the Securities and Exchange Commission, the Company will file with NASDAQ for reinstatement.

     Separately, the Company announced that it expects a further delay in filing its financial reports for the year ended June 30, 2000 and its restated financial reports for its fiscal quarters ended September 30, 1999. December 31, 1999, and March 31, 2000 until sometime in March 2001. It had previously reported that these financial reports would be filed by mid February 2001. This further delay in filing its financial reports with the Securities and Exchange Commission is due to the fact that the Company's independent public accounting firm, Deloitte & Touche, LLP, has not completed its review of the changes made by the Company in accounting for its unrefined previous metals inventories from market value to lower of cost or market. In December 2000, the Company conferred with its auditors and established a timetable for completion of the review. Deloitte & Touche now requires additional time to complete its work. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (a)    Financial Statements of Business Acquired.

               Not applicable.

        (b)    Unaudited Pro Forma Combined Financial Information.

               Not applicable.

        (c)    Exhibits.

                99.1    Press Release of the Company, dated February 14, 2001.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           Westbury Metals Group, Inc.

                           By:    /s/ Mandel Sherman
                           -----------------------------------------------
                                      Mandel Sherman
                                      Chief Executive Officer


Date: February 14, 2001